Exhibit 99.1

Poshmark, Inc. Reports Second Quarter 2022 Financial Results

Q2 Total Revenue Increased 9% Year-over-Year to $89.1 million

Q2 Gross Merchandise Value Increased 8% Year-over-Year to $483.5 million

Q2 Adjusted EBITDA was ($9.8) million with (11.0%) margins

REDWOOD CITY, Calif. (August 11, 2022) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for the second quarter ended June 30, 2022. The Company posted net revenues of $89.1 million in the second quarter of 2022, which is a 9% year-over-year increase from the second quarter of 2021. Gross Merchandise Value (“GMV”) grew 8% year-over-year from the second quarter of 2021 to $483.5 million, up from $449.6 million in the same period last year.

“We reported a strong quarter despite a tough consumer environment due to our focus on execution and are pleased that our results exceeded our initial expectations. We remain focused on product innovation to give sellers better ways to market and merchandise their closets and new ways for buyers to discover trends and engage with our marketplace to drive conversion,” said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “This continues to keep Poshmark a top destination for fashion, as demonstrated by 14% trailing-twelve-months Active Buyer growth to a record 8.0 million in the second quarter.”

The power of Poshmark’s community combined with its robust marketplace platform makes selling and shopping simple, social, fun and sustainable. User engagement on Poshmark’s marketplace increased 70% year over year to a record 57.5 billion social interactions during the trailing-twelve-months ended June 30, 2022.

Second Quarter 2022 Key Metrics and Financial Highlights:

●	Net revenue was $89.1 million, a 9% increase year-over-year from $81.6 million in the second quarter of 2021.
●	GMV was $483.5 million, an increase of 8% year-over-year from $449.6 million in the second quarter of 2021. Quarterly GMV has increased year-over-year for the past 18 quarters.
●	Trailing 12 months Active Buyers reached a record 8.0 million, a 14% year-over-year increase from 7.0 million in the second quarter of 2021.
●	Adjusted EBITDA was ($9.8) million which decreased from $6.5 million in the second quarter of 2021. Adjusted EBITDA margin was (11.0%) in the second quarter of 2022.
●	GAAP results from operations was ($22.9) million, compared to ($2.4) million in the second quarter of 2021. This includes $12.1 million and $8.1 million in stock-based compensation, respectively.
●	Non-GAAP results from operations (excluding stock-based compensation) was ($10.8) million, compared to $5.7 million in the second quarter of 2021.
●	GAAP net loss per share attributable to common stockholders was ($0.29), compared to ($0.03) in the second quarter of 2021.
●	Cash and cash equivalents were $581.2 million as of June 30, 2022 or $7.41 in cash per share.
●	Free cash flow was ($3.5) million compared to $25.0 million for the three months ended June 30, 2021.

Second Quarter 2022 Business Highlights:

●	We introduced Trends Guidelines in April, providing sellers with more ways to strengthen their trend-related listings and drive conversion.
●	In May, we updated My Shoppers, our CRM, which now provides groupings of shoppers who liked items or who previously shopped a seller’s closet, making it easier for sellers to use the data to communicate or make offers to these groups of potential buyers.
●	We introduced Closet QR codes in June, making it easy to scan, share, view, and engage with seller closets with a quick scan of your phone, which will be particularly useful with the return of in-person events, making it simple for sellers to market their closet to buyers and increase their number of followers.
●	During the second quarter, we launched our integration with ChannelAdvisor, making it easy for high volume sellers to sell on Poshmark by providing these sellers with the ability to integrate our marketplace to synchronize product, inventory and order information with other ecommerce platforms.
●	We rolled out Adyen as a new Payments Service Provider in Canada, which enables us to process payments locally in Canada (instead of cross-border to the US), which saves in-card network cross-border costs.

Third Quarter 2022 Guidance:

●	Expected Revenue range: $85 million - $87 million
●	Adjusted EBITDA range: ($9) million - ($11) million

Webcast and Conference Call Information:

Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, August 11, 2022. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e-commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, YouTube, and Snapchat. Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the third quarter of 2022.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP (loss) Income From Operations, and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, and other expense, net, and provision for income taxes. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP (loss) income from operations is a non-GAAP financial measure that is calculated as GAAP (loss) income from operations plus stock-based compensation expense. We believe that adding back stock-based compensation expense provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021(2)	2022	2021(2)
Net revenue	$89,103	$81,616	$180,002	$162,343
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	14,969	12,746	30,000	25,716
Operations and support	15,904	12,969	31,257	27,863
Research and development	18,212	12,449	34,268	31,249
Marketing	44,146	32,574	86,993	67,823
General and administrative	17,772	12,436	32,808	30,588
Depreciation and amortization	1,013	846	2,033	1,636
Total costs and expenses	112,016	84,020	217,359	184,875
Loss from operations	(22,913)	(2,404)	(37,357)	(22,532)
Interest income	508	38	559	124
Other (expense) income, net
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	(2,816)
Change in fair value of the convertible notes	—	—	—	(49,481)
Loss on extinguishment of the convertible notes	—	—	—	(1,620)
Change in fair value of contingent consideration	(4)	—	433	—
Other, net	(341)	(142)	(275)	(184)
	(345)	(142)	158	(54,101)
Loss before provision for income taxes	(22,750)	(2,508)	(36,640)	(76,509)
Provision for income taxes	129	40	261	180
Net loss	$(22,879)	$(2,548)	$(36,901)	$(76,689)
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.03)	$(0.47)	$(1.11)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	78,210	75,709	77,895	69,219
(1) Includes stock-based compensation expense as follows:
Operations and support	$1,308	$834	$2,348	$3,052
Research and development	5,427	3,096	9,933	13,737
Marketing	1,546	1,039	2,924	4,328
General and administrative	3,795	3,134	5,606	11,127
Total	$12,076	$8,103	$20,811	$32,244

(2) During the fourth quarter of 2021, the Company identified prior period errors related to its recording of credit card chargeback losses from its payment processor which resulted in an overstatement of general and administrative expenses. Although management has concluded that such errors were not material to the previously issued financial statements, the Company has revised its 2021 unaudited quarterly financial statements. The condensed consolidated financial information included herein has been revised to reflect a reclassification of net revenue and marketing expenses of $0.1 million each, a decrease in general and administrative expense of $0.5 million, and a decrease in net loss of $0.5 million for the three-month period ended June 30, 2021; and for the six-month period ended June 30, 2021, a reclassification of net revenue and marketing expenses of $0.4 million each, a decrease in general and administrative expense of 1.0 million, an increase in provision for income taxes of $0.2 million, and a decrease in net loss of $0.8 million. Additional information was included in the Company’s 2021 Form 10-K.

Poshmark, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$581,153	$581,538
Prepaid expenses and other current assets	9,972	9,737
Total current assets	591,125	591,275
Property and equipment, net	6,490	7,376
Operating lease right-of-use assets	7,663	—
Intangible assets, net	1,044	1,360
Goodwill	7,012	7,012
Other assets	1,654	1,650
Total assets	$614,988	$608,673
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,137	$1,595
Funds payable to customers	145,148	145,290
Operating lease liabilities, current	5,403	—
Accrued expenses and other current liabilities	42,521	40,922
Total current liabilities	204,209	187,807
Operating lease liabilities, non-current	6,056	—
Long-term portion of deferred rent and other liabilities	—	3,247
Total liabilities	210,265	191,054
Commitments and contingencies
Stockholders’ equity
Preferred Stock	—	—
Class A and Class B common stock	8	8
Additional paid-in capital	665,595	641,974
Treasury stock, at cost	(2,651)	(2,651)
Accumulated deficit	(258,736)	(221,835)
Accumulated other comprehensive income	507	123
Total stockholders’ equity	404,723	417,619
Total liabilities and stockholders’ equity	$614,988	$608,673

Poshmark, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(36,901)	$(76,689)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,033	1,636
Stock-based compensation	20,811	32,244
Reduction in the carrying amount of right-of-use assets	1,832	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	2,816
Change in fair value of the convertible notes	—	49,481
Loss on extinguishment of the convertible notes	—	1,620
Change in fair value of contingent consideration	(433)	—
Accretion of discounts and amortization of premiums on marketable securities, net	—	169
Other	277	3
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(239)	1,405
Accounts payable	9,487	2,807
Funds payable to customers	(142)	10,003
Accrued expenses and other liabilities	4,092	379
Operating lease liabilities	(3,516)	—
Net cash (used in) provided by operating activities	(2,699)	25,874
Cash flows from investing activities
Purchases of property and equipment	(777)	(849)
Maturities of marketable securities	—	20,000
Net cash (used in) provided by investing activities	(777)	19,151
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	—	293,692
Proceeds from issuance of redeemable convertible preferred stock warrants	—	100
Tax withholding related to vesting of restricted stock units	—	(2,651)
Proceeds from exercise of stock options and employee stock purchase plan	2,706	2,125
Net cash provided by financing activities	2,706	293,266
Effect of foreign exchange rate changes on cash and cash equivalents	385	25
Net (decrease) increase in cash and cash equivalents	(385)	338,316
Cash and cash equivalents
Beginning of period	581,538	238,902
End of period	$581,153	$577,218

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(22,879)	$(2,548)	$(36,901)	$(76,689)
Adjusted to exclude the following:
Depreciation and amortization	1,013	846	2,033	1,636
Stock-based compensation	12,076	8,103	20,811	32,244
Interest income	(508)	(38)	(559)	(124)
Other expense (income), net	345	142	(158)	54,101
Provision for income taxes	129	40	261	180
Adjusted EBITDA	$(9,824)	$6,545	$(14,513)	$11,348

The following table reflects the reconciliation of GAAP loss from operations to non-GAAP (loss) income from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP loss from operations	$(22,913)	$(2,404)	$(37,357)	$(22,532)
Adjusted to exclude the following:
Stock-based compensation	12,076	8,103	20,811	32,244
Non-GAAP (loss) income from operations	$(10,837)	$5,699	$(16,546)	$9,712

The following table presents a reconciliation of net cash (used in) provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Six Months Ended June 30,
	2022	2021
GAAP net cash (used in) provided by operating activities	$(2,699)	$25,874
Less: purchases of property and equipment	$(777)	$(849)
Non-GAAP free cash flow	$(3,476)	$25,025